Exhibit 10.49

AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

This AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”)

amends that certain Securities Purchase Agreement, dated August 20, 2025, by and among Eloxx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the entities listed on Exhibit A thereto (as amended from time to time, the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

WHEREAS, pursuant to Section 8.14 of the Purchase Agreement, the Company and the Investors may amend or waive any term of the Purchase Agreement; and

WHEREAS, the Company and Investors now desire to amend the Purchase Agreement to, among other things, (i) establish the terms and conditions of certain Subsequent Closings and (ii) provide for the exchange of certain debt obligations held by SDMF Fund into Securities.

NOW THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

1.
Amendment of Section 2.3 of the Purchase Agreement. Section 2.3 of the Purchase Agreement is hereby amended and replaced in its entirety with the following:

“(a) Initial Closing. The Initial Closing for an aggregate amount of $1,000,000 of Securities occurred on August 15, 2025 (the “Initial Closing”). Following the Initial Closing, at any time prior to January 31, 2026, the Company may sell, on the same terms and conditions as those contained in this Agreement, up to $20,000,000 of Securities for cash consideration (the “New Money Investment”) and up to $9,497,574.07 of Securities in consideration of the conversion of obligations (the “Loan Conversion”) under that certain Loan Agreement (as defined below), in the aggregate, at all Closings, including such amounts raised at the Initial Closing (the “Subsequent Closings” and each a “Subsequent Closing”). $15,000,000 of the New Money Investment shall be allocated to Coastlands Capital, LP or an Affiliate thereof (collectively, “Coastlands”). Up to $5,000,000 of the New Money Investment (the “SDMF Allocation”) shall be allocated to SDMF 4 LLC or an Affiliate thereof (collectively, “SDMF Fund”); provided, that, SDMF Fund shall only be entitled to the SDMF Allocation if all obligations under that Certain Loan Agreement have been converted in full. The Subsequent Closing in which Coastlands purchases Securities resulting in receipt by the Company of proceeds of not less than $5,000,000 in the aggregate (including proceeds received in the Initial Closing) shall be referred to as the “First Tranche Closing.” The Subsequent Closing in which Coastlands purchases Securities resulting in receipt by the Company of proceeds of not less than $10,000,000 in the aggregate (including proceeds received in the Initial Closing and the First Tranche Closing) shall be referred to the “Second Tranche Closing.” The Subsequent Closing in which Coastlands purchases Securities resulting in receipt by the Company of proceeds of not less than $15,000,000 in the aggregate (including proceeds received in the Initial Closing, the First Tranche Closing and the Second Tranche Closing) shall be referred to as the “Third Tranche Closing.” The Second Tranche Closing shall be at the sole discretion of Coastlands, provided, however, it shall occur no later than November 15, 2025. The Third Tranche Closing shall be at the sole discretion of Coastlands, provided, however, it shall occur no later than January 31, 2026.

(b) Subsequent Debt Conversion. Reference is made to that certain Loan and Security

Agreement, dated as of September 30, 2021, as amended by that certain First Amendment to Loan and Security Agreement dated as of March 7, 2023, as amended by that certain Second Amendment to Loan and Security Agreement dated May 19, 2023, as amended by that certain Third Amendment to Loan and Security Agreement dated November 10, 2023, as amended by that certain Fourth Amendment to Loan and Security Agreement dated December 15, 2023, as amended by that certain Fifth Amendment to Loan and Security Agreement dated January 9, 2024, and as further amended by that certain sixth Amendment to Loan and Security Agreement dated July 10, 2024 (and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among the Company, SDMF Fund (as successor in interest to Hercules Capital, Inc.) and the Lenders (as defined in the Loan Agreement) party thereto. Pursuant to the terms of the Loan Agreement, SDMF Fund issued to the Company outstanding debt in the aggregate amount of $9,497,574.07, comprised of $8,366,261.25 aggregate principal amount of Term Loan Advances (as defined in the Loan Agreement),

$1,131,312.82 aggregate accrued and unpaid interest thereon (collectively, the “Outstanding Debt”). Subject to the terms and conditions set forth in this Agreement, the Company and SDMF Fund hereby acknowledge and agree that (i) upon the First Tranche Closing SDMF Fund will exchange $8,497,574.07 of the Outstanding Debt (the “Initial Conversion Amount”) for the Securities as set forth on Exhibit A (such transaction, the “Initial Conversion”) and (ii) provided the Board Updates (as defined below) have occurred, upon the Second Tranche Closing, SDMF Fund will exchange all remaining amounts of the Outstanding Debt (the “Final Conversion Amount”) for Common Stock and/or Pre-Funded Warrants (such transaction, the “Final Conversion”); provided, that in the event of the Final Conversion in accordance with the terms of this Agreement, SDMF Fund agrees to waive any and all additional accrued and unpaid interest on the Final Conversion Amount.”

2.
Amendment of Section 2.4 of the Purchase Agreement. Section 2.4 of the Purchase Agreement is hereby amended and replaced in its entirety with the following:

“Issuance. At each Closing, the Securities shall be issued and registered in the name of the Investor, or in such nominee name(s) as designated by such Investor, representing the number of Securities to be purchased by the Investor at such Closing as set forth in Exhibit A, in each case against payment to the Company of the purchase price therefor (the “Aggregate Purchase Amount”) in full, by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Company to the Investors at least one Business Day prior to the Closing or pursuant to any cancellation or conversion of the Outstanding Debt, as set forth in Exhibit A. On each Closing Date, the Company will, as applicable and as described on Exhibit A, cause (A) the Transfer Agent to issue the Initial Shares in book- entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.10 hereof) and the Company shall provide evidence of such issuance from the Company’s Transfer Agent as soon as reasonably practical following the Closing Date to each Investor and/or (B) deliver to such Investor (or such Investor’s designated custodian per its delivery instructions), or in such nominee name(s) as designated by such Investor, Pre-Funded Warrants exercisable for a number of shares of Common Stock as set forth in Exhibit A with respect to such Investor.”

3.
Addition to Section 5 of the Purchase Agreement. The following subsection shall be added as Section 5.11 to Section 5 of the Purchase Agreement:

“Section 5.11 Board Matters. At the Second Tranche Closing, the Board of Directors shall be reconstituted as mutually agreed upon by the Company, Coastlands and SDMF Fund; provided, that the Board of Directors shall have at least three members, who shall be the Chief Executive Officer of the Company, one representative of or designated by Coastlands (the “Coastlands Designee”) and one representative of SDMF Fund (the “Board Updates”). In the event that Coastlands does not participate in the Third Tranche Closing, the Coastlands Designee shall resign from the Board of Directors and SDMF Fund shall have the right to designate the third member of the Board of Directors thereafter.”

4.
Addition to Section 8.14 of the Purchase Agreement. The following sentence shall be added to the end of Section 8.14:

“For the avoidance of doubt, Section 2.3 and Section 5.11 shall not be amended or waived without the written consent of SDMF Fund.”

5.
Miscellaneous Provisions.
(a)
Effectiveness of Amendment. This Amendment shall be effective as to all parties to the Purchase Agreement upon the execution of this Amendment by the Company and the Investors.
(b)
Full Force and Effect. Except as set forth in this Amendment, all the terms and provisions of the Purchase Agreement shall continue in full force and effect.
(c)
Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply
(d)
Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document. Counterparts may be delivered in person, by facsimile, or by electronic delivery format.

[Signature Pages Follows]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the respective dates set forth below.

INVESTOR:

COASTLANDS CAPITAL PARTNERS LP

By: /s/ Mark Shamia Name: Mark Shamia

Title: Chief Financial Officer Date: 25-Sep-2025 | 12:20 PM PDT

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the respective dates set forth below.

COMPANY:

ELOXX PHARMACEUTICALS, INC.

By: /s/ Sumit Aggarwal Name: Sumit Aggarwal

Title: President and Chief Executive Officer Date: September 25, 2025